UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2008

AMYLIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19700 (Commission File Number)	33-0266089 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive
San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8–K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐                                    Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CRF 240.13e–4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2008, Amylin’s president and chief executive officer and other members of Amylin’s executive team, including each of Amylin’s named executive officers, notified the Compensation and Human Resources Committee of the Board of Directors, or Compensation Committee, that they have voluntarily elected to waive receipt of any bonuses that might otherwise be granted for calendar year 2008 under the company’s executive cash bonus plan.  Final bonuses for these executive officers would have been determined by the Compensation Committee in 2009 at its discretion following the Board’s assessment as to the extent to which the pre-established 2008 corporate goals were attained.

On December 3, 2008, the Compensation Committee adopted the company’s executive cash bonus plan for 2009, or the Plan.  The Plan is not contained in a formal written document, but a summary of the manner in which executive officer cash bonuses are determined is set forth below.

Amylin’s executive officers are entitled to earn cash bonus compensation based upon the achievement of certain specified corporate goals established by Amylin’s Board of Directors.  The corporate goals established for fiscal year 2009 for purposes of the Plan relate to product revenue, operating loss, and research and development results.

Under the Plan, each participant’s target bonus is established by multiplying such participant’s salary by a percentage value.  The percentage value for each executive officer is based on the participant’s level of responsibility with the company.

Following the end of the year, the Board of Directors determines whether the pre-established corporate goals were attained.  Based on this assessment, the Compensation Committee awards each participant a cash bonus equal to such participant’s target bonus multiplied by the percentage to which the pre-established corporate goals were attained or exceeded.  The Compensation Committee retains the discretion to determine that a participant will receive a cash bonus in an amount less than or greater than the amount earned by such participant under the Plan.

On December 3, 2008, Amylin amended the employment agreement, dated March 7, 2007, between Amylin and its President and Chief Executive Officer, Daniel M. Bradbury.  The agreement was amended primarily to comply with new rules relating to Section 409A of the Internal Revenue Code of 1986, as amended.  The amendments modify the definition of voluntary termination for “good reason” to comply with Section 409A, clarify that severance payments deemed to be deferred compensation are to made upon “separation of service” as required by Section 409A, modify the Section 409A compliance provisions of the agreement, and limit Mr. Bradbury’s post-employment consulting services to no more than 20% of his employment service level.  The foregoing description is a summary only and is qualified in its entirety by reference to the copy of the amendment to Mr. Bradbury’s employment agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2008, due to recent Delaware law clarifications and to provide more disclosure on individuals nominated for director either by the company or by stockholders, Amylin’s Board of Directors approved amendments to the company’s Amended and Restated Bylaws, effective immediately.  The amendments primarily revise Section 5 (“Annual Meetings”) and Section 6 (“Special Meetings”) of the company’s Amended and Restated Bylaws, or Bylaws.

The principal features of the amendments: (i) clarify that Section 5 of the Bylaws provide the exclusive means for a stockholder to make director nominations and submit other business proposals before an annual meeting of stockholders (other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or 1934 Act); (ii) clarify that for such proposals to be properly brought before a stockholder meeting they must be proper under Delaware law; (iii) expand the required disclosure regarding stockholders making such proposals or nominations to include, among other things: whether such stockholder intends to solicit proxies in support of a stockholder proposal or director nominee; any ownership of derivative instruments or short interest related to shares of the company; any economic incentives based on the market value of the company’s shares; any rights to vote company shares; any arrangements with other persons in connection with the proposal; and representations that the stockholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (iv) require additional information regarding any proposed director nominee including completion of a questionnaire in the form completed by other nominees with respect to the individual’s background and qualifications and require representations from such nominee regarding disclosure of compensation and voting arrangements in connection with service on the board and compliance with the company’s corporate governance principles and other policies; (v) add a provision enabling stockholders to nominate persons to newly-created board seats at annual meetings during a specified period if there is no public announcement by the company of the additional nominees at least 130 days before the anniversary of the previous years’ annual meeting; and (vi) add a provision permitting stockholders to nominate persons for election to the board at any special meeting at which directors are to be elected pursuant to the company’s notice of meeting and in accordance with the company’s advance notice bylaw provisions.  The amendments also clarify that in order to be included in the company’s proxy materials, stockholder proposals must comply with all applicable requirements of the 1934 Act and that nothing in the Bylaws shall be deemed to affect any rights of stockholders to require inclusion of proposals in the company’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

Amylin’s Board or Directors also adopted additional clarifying amendments to other sections of the Bylaws primarily to remove provisions no longer applicable to the company.  The foregoing description is a summary only and is qualified in its entirety by reference to the copy of the Amended and Restated Bylaws attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 8.01.                                          Other Events.

On December 8, 2008, Amylin issued a press release announcing that the U.S. Food and Drug Administration is continuing with its review of the regulatory application for use of BYETTA® (exenatide) injection as a stand-alone therapy (monotherapy) in people with type 2 diabetes who are not achieving acceptable blood sugar control.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits.

Number	Description

3.2	Amended and Restated Bylaws

10.1	Amendment to Employment Agreement, dated December 3, 2008, by and between Amylin Pharmaceuticals, Inc. and Daniel M. Bradbury

99.1	Press release issued by Amylin in December 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: December 8, 2008	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Governance and Compliance, and Secretary

EXHIBIT INDEX

Number	Description

3.2	Amended and Restated Bylaws

10.1	Amendment to Employment Agreement, dated December 3, 2008, by and between Amylin Pharmaceuticals, Inc. and Daniel M. Bradbury

99.1	Press release issued by Amylin on December 8, 2008